Exhibit 10.1

NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT (THE “AGREEMENT”) RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

STOCK OPTION AGREEMENT
(Non-Investor Relations)

THIS STOCK OPTION AGREEMENT made as of the __ day of June 2012.

BETWEEN:

TITAN IRON ORE CORP., with an office at 3040 N. Campbell Ave., Suite 110, Tucson, Arizona 85719

(the “Company”)

AND:

__________, residing at ________________

(the “Optionee”)

WHEREAS:

A.                      The Company’s board of directors (the “Board”) has approved and adopted an incentive stock option plan (the “Plan”), whereby the Board is authorized to grant Options (as defined herein) to purchase common shares of the Company to directors, officers, employees, management company employees and consultants of the Company;

B.                      The Optionee provides services to the Company as ____of the Company (the “Services”); and

C.                      The Company wishes to grant the Options to the Optionee as an incentive for the continued provision of the Services;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of other good and valuable consideration and the sum of One ($1.00) dollar now paid by the Optionee to the Company (the receipt and sufficiency whereof is hereby acknowledged), it is hereby agreed by and between the parties as follows:

1.	In this Agreement, the following terms shall have the following meanings:

(a)	“1933 Act” means the United States Securities Act of 1933, as amended;

(b)	“Date of Grant” means the date of this Agreement;

(c)	“Exercise Payment” means the amount of money equal to the Exercise Price multiplied by the number of Optioned Shares specified in the Notice of Exercise;

(d)	“Exercise Price” means $0.20 per Optioned Share;

(e)	“Expiry Date” means the date which is ten (10) years after the Date of Grant;

(f)
“Notice of Exercise” means a notice in writing addressed to the Company at its address first recited (or such other address of the Company as may from time to time be notified to the Optionee in writing), substantially in the form attached as Exhibit “A” hereto, which notice shall specify therein the number of Optioned Shares in respect of which the Options are being exercised;

(g)	“Options” means the irrevocable right and option to purchase, from time to time, all, or any part of the Optioned Shares granted to the Optionee by the Company pursuant to Section 2 of this Agreement;

(h)	“Optioned Shares” means the Shares subject to the Options;

(i)	“Questionnaires” means the National Instrument 45-106 Questionnaire attached as Exhibit “B” to this Agreement and the U.S. Accredited Investor Questionnaire attached as Exhibit “C” to this Agreement;

(j)	“Securities” means, collectively, the Options and the Optioned Shares;

(k)	“Shareholders” means holders of record of the Shares;

(l)	“Shares” means the common shares in the capital of the Company; and

(m)	“U.S. Person” has the meaning set out in Regulation S promulgated under the 1933 Act and for the purposes of this Agreement includes any person in the United States.

2.
Upon the execution and delivery of this Agreement by the Optionee to the Company, the Company hereby grants to the Optionee, subject to the terms and conditions hereinafter set forth, Options to purchase a total of __________________ (__________) Optioned Shares at the Exercise Price.

3.	The Options shall vest as follows

(a)	25% six (6) months from the Date of Grant;

(b)	25% nine (9) months from the Date of Grant;

(c)	25% twelve (12) months from the Date of Grant;

(d)	25% eighteen (18) months from the Date of Grant;

4.	The Options shall, at 5:00 p.m. (Tucson Time) on the Expiry Date, forthwith expire and be of no further force or effect whatsoever.

5.
Subject to the provisions hereof, the Options shall be exercisable in whole or in part (at any time and from time to time as aforesaid) by the Optionee or his personal representative giving a Notice of Exercise together with the Exercise Payment by cash or by certified cheque, made payable to the Company.

6.
Upon the exercise of all or any part of the Options and upon receipt by the Company of the Exercise Payment, the Company shall cause to be delivered to the Optionee or his personal representative, within ten (10) days following receipt by the Company of the Notice of Exercise, a certificate in the name of the Optionee or his personal representative representing, in aggregate, the number of Optioned Shares specified in the Notice of Exercise.

7.
Nothing in this Agreement shall obligate the Optionee to purchase any Optioned Shares except those Optioned Shares in respect of which the Optionee shall have exercised the Options in the manner provided in this Agreement.

8.
In the event the Plan does not set out the rights and obligations of the Optionee and the Company in respect of a consolidation or subdivision of the Shares, or an amalgamation, merger, business combination or similar event, the terms of the Options shall be subject to adjustment as follows:

(a)
In case the Company shall (i) subdivide its outstanding Shares into a greater number of Shares, (ii) combine its outstanding Shares into a smaller number of shares, or (iii) issue by reclassification, recapitalization, stock dividend or other similar event a different number or kind of securities of the Company in exchange for its Shares, (A) the Exercise Price shall be increased or decreased, as the case may be, to any amount which shall bear the same relation to the Exercise Price in effect immediately prior to such action as the total number of Shares outstanding immediately prior to such action shall bear to the total number of Shares outstanding immediately after such action, and (B) the Options shall automatically be adjusted so that it shall thereafter evidence the right to purchase the kind and number of Optioned Shares or other securities which the Optionee would have owned and would have been entitled to receive after such action if the Options had been exercised immediately prior to such action or any record date with respect thereto.  An adjustment made pursuant to this subparagraph (a) shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b)
In case of any consolidation or merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company to another corporation, the Options thereafter shall be exercisable for the kind and amount of shares of stock or other securities or property to which a holder of the number of Shares of the Company deliverable upon exercise of the Options would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions in this Section 8, to the end that the provisions set forth in this Section 8 (including provisions with respect to changes in and adjustments of the Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of the Options.

9.
The Optionee shall have no rights whatsoever as a Shareholder in respect of any of the Optioned Shares (including any right to receive dividends or other distribution therefrom or thereon) except in respect of which the Option has been properly exercised in accordance with Section 5 hereof.

10.
The Company agrees that prior to the earlier of the expiration of the Options and the exercise and purchase of the total number of Shares represented by the Options, there shall be reserved for issuance and delivery upon exercise of the Options such number of the Company’s authorized and unissued Shares as shall be necessary to satisfy the terms and conditions of this Agreement.

11.	The Optionee acknowledges, represents and warrants to the Company that:

(a)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(b)	there is no government or other insurance covering the Securities;

(c)
the Optionee has been independently advised as to the applicable hold period imposed in respect of the Securities by securities legislation in the jurisdiction in which the Optionee resides and confirms that no representation has been made respecting the applicable hold periods for the Securities and acknowledges that the hold period indicated in this Agreement does not constitute such representation and is aware of the risks and other characteristics of the Securities and of the fact that the Optionee may not be able to resell the Securities except in accordance with the applicable securities legislation and regulatory policies;

(d)
the Company has advised the Optionee that the Company is relying on an exemption from the requirements to provide the Optionee with a prospectus and to sell the Securities through a person registered to sell securities under applicable securities legislation and, as a consequence of acquiring the Securities pursuant to this exemption, certain protections, rights and remedies provided by applicable securities legislation, including, in most circumstances, statutory rights of rescission or damages, will not be available to the Optionee;

(e)	the Optionee is a U.S. Person;

(f)
the Securities have not been registered under the 1933 Act or under any state securities or “blue sky” laws of any state of the United States, and are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act, and, unless so registered, may not be offered or sold in the United States or to U.S. Persons, except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in each case only in accordance with applicable state securities laws;

(g)
the Company will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(h)	the Optionee has received and carefully read this Agreement;

(i)	all information contained in this Agreement is complete and accurate and may be relied upon by the Company;

(j)
the Optionee understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties, covenants and agreements contained in this Agreement and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Optionee shall promptly notify the Company;

(k)
the Optionee is purchasing the Securities for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest is such Securities, and the Optionee has not subdivided his interest in the Securities with any other person;

(l)
the Optionee is not an underwriter of, or dealer in, the shares of the Shares, nor is the Optionee participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

(m)
the Optionee is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(n)	no person has made to the Optionee any written or oral representations:

(i)	that any person will resell or repurchase any of the Securities,

(ii)	that any person will refund the purchase price of any of the Securities, or

(iii)	as to the future price or value of any of the Securities.

12.
If the Company becomes listed for trading on a stock exchange in Canada, and if any of the Options are exercised prior to the date which is four months and one day from the Date of Grant, the certificates representing the Optioned Shares to be issued pursuant to such exercise shall bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [THE DATE THAT IS FOUR MONTHS AND ONE DAY FROM THE DATE OF GRANT].”

13.
If the Company becomes listed for trading on a stock exchange in Canada, and if any of the Options are granted where the Exercise Price is based on the Discounted Market Price, as such term is defined by the policies of the TSX Venture Exchange, and if any of the Options are exercised prior to the date which is four months and one day from the Date of Grant, the certificates representing the Securities shall bear the following legend:

“WITHOUT PRIOR WRITTEN APPROVAL FROM THE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [THE DATE THAT IS FOUR MONTHS AND ONE DAY FROM THE DATE OF GRANT].”

14.
The Optionee hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

15.
The Optionee hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

16.
Unless the Company permits otherwise, the Optionee shall pay the Company in cash all local, provincial and federal withholding taxes applicable to the grant or exercise of the Options, or the transfer or other disposition of Shares acquired upon exercise of the Options.  Any such payment must be made promptly when the amount of such obligation becomes determinable.  The Company may, in lieu of such cash payment, withhold that number of Shares sufficient to satisfy such withholding.

17.
The Company will pay all issuance taxes, if any, attributable to the initial issuance of Shares upon the exercise of the Option; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Optionee.

18.	This Agreement shall enure to the benefit of and be binding upon the Company, its successors and assigns, and the Optionee and his personal representative, if applicable.

19.
This Agreement shall not be transferable or assignable by the Optionee or his personal representative and the Options may be exercised only by the Optionee or his personal representative; provided that, subject to the prior approval of the Board and, if necessary, any applicable stock exchange, the Optionee may assign the Options to a company of which all of the voting securities are beneficially owned by the Optionee, which ownership will continue for as long as any portion of the Options remain unexercised.

20.	The granting of the Options and the terms and conditions hereof shall be subject to the approval of any applicable regulatory authority or stock exchange.

21.
The Optionee and the Company represent that the Optionee is either a director, officer, employee, management company employee or consultant of the Company or any subsidiary of the Company (a “Subsidiary”), or a company of which all of the voting securities are beneficially owned by one or more of the foregoing.

22.
The Optionee represents that he has not been induced to enter into this Agreement by the expectation of employment or continued employment or retention or continued retention by the Company or any Subsidiary.

23.	The Option will terminate under the following circumstances:

(a)
If the Optionee is an employee, management company employee, consultant, director or officer of the Company or a Subsidiary, and ceases to be an employee, management company employee, consultant, director or officer by reason of termination or removal for cause, the Option will terminate on the effective date of the Optionee ceasing to be an employee, management company employee, consultant, director or officer, as the case may be, for that reason.

(b)
If the Optionee dies, the Optionee’s personal representative will have the right to exercise any unexercised portion of the Option, in whole or in part, at any time until the earlier of (i) the Expiry Date and (ii) the date that is thirty (30) days after the date of the Optionee’s death.

(c)
If the Optionee is a director, officer, employee, management company employee or consultant of the Company or a Subsidiary, and ceases to be a director, officer, employee, management company employee or consultant for any reason other than as set out in subparagraphs (a) or (b) above, the Option will terminate on the earlier of (i) the Expiry Date and (ii) the date that is 90 days after the effective date of the Optionee ceasing to be a director, officer, employee, management company employee or consultant for that other reason.

(d)
If the Optionee ceases to be one type of Optionee (i.e., director, officer, employee, management company employee, or consultant, or a company 100% beneficially owned by one of them) but concurrently is or becomes one or more other type of Optionee, the Option will not terminate but will continue in full force and effect and the Optionee may exercise the Option until the earlier of (i) the Expiry Date and (ii) the applicable date set forth in subparagraphs (a), (b) or (c) above where the Optionee ceases to be any type of Optionee.

(e)	The Option will not be affected by any change of the Optionee’s employment where the Optionee continues to be employed by the Company or any Subsidiary.

24.
Neither this Agreement nor the Plan confers on the Optionee the right to continue in the employment of or association with the Company or any Subsidiary, nor do they interfere in any way with the right of the Optionee or the Company or any Subsidiary to terminate the Optionee’s employment at any time.

25.	Reference is made to the Plan for particulars of the rights and obligations of the Optionee and the Company in respect of:

(a)	the terms and conditions on which the Option is granted; and

(b)	a consolidation or subdivision of the Company’s share capital or an amalgamation or merger;

all to the same effect as if the provisions of the Plan were set out in this Agreement and to all of which the Optionee assents.

26.	The Company will give a copy of the Plan to the Optionee on request.

27.	Time is of the essence of this Agreement.

28.
The terms of the Option are subject to the provisions of the Plan, as the same may from time to time be amended, and any inconsistencies between this Agreement and the Plan, as the same may be from time to time amended, shall be governed by the provisions of the Plan.

29.
If at any time during the term of this Agreement the parties deem it necessary or expedient to make any alteration or addition to this Agreement, they may do so by means of a written agreement between them which shall be supplemental hereto and form part hereof and which shall be subject to the approval of any applicable stock exchange.

30.
Wherever the plural or masculine are used throughout this Agreement, the same shall be construed as meaning singular or feminine or neuter or the body politic or corporate where the context of the parties thereto require.

31.
This Agreement may be executed in several parts in the same form and such parts as so executed shall together constitute one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

32.
Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first above written.

33.	Unless otherwise expressly stated, all amounts set out in this Agreement are stated in United States dollars.

34.	Time shall be of the essence of this Agreement.

35.
This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of Arizona without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date set out above.

TITAN IRON ORE CORP.

Per:
Authorized Signatory

SIGNED by ___________ in the presence of:	)
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Signature	)
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Print Name	)
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Address	)
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Occupation	)
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EXHIBIT A

TO:	TITAN IRON ORE CORP.. (the “Company”)
3040 N. Campbell Ave., Suite 110
Tuscon, Arizona 85719

NOTICE OF EXERCISE

This Notice of Exercise shall constitute proper notice pursuant to Section 5 of that certain Stock Option Agreement (the “Agreement”) dated as of the ____ day of _____________, 2012, between the Company and the undersigned.

The undersigned hereby elects to exercise Optionee’s option to purchase __________________ shares of the common stock of the Company at a price of $_______ per share, for aggregate consideration of $__________, on the terms and conditions set forth in the Agreement and the Plan.  Such aggregate consideration, in the form specified in Section 5 of the Agreement, accompanies this notice.  The undersigned reconfirms the representations and warranties set out in the Agreement as of the date hereof.

The Optionee hereby directs the Company to issue, register and deliver the certificates representing the shares as follows:

Registration Information:	Delivery Instructions:

Name to appear on certificates	Name

Address	Address

Telephone Number

DATED at _____________________________, the _______ day of _____________________, _______.

(Name of Optionee – Please type or print)

(Signature and, if applicable, Office)

(Address of Optionee)

(Address of Optionee)

(Fax Number)

EXHIBIT B

NATIONAL INSTRUMENT 45-106 QUESTIONNAIRE

REQUIRED FOR CANADIAN OPTIONEES ONLY

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Option Agreement.

The Optionee covenants, represents and warrants to the Company that:

1.	the Optionee is (tick one or more of the following boxes):

(A)	a director, executive officer or control person of the Company or an affiliate of the Company	☐

(B)	a spouse, parent, grandparent, brother, sister, child or grandchild of a director, executive officer or control person of the Company or an affiliate of the Company	☐

(C)	a parent, grandparent, brother, sister, child or grandchild of the spouse of a director, executive officer or control person of the Company or an affiliate of the Company	☐

(D)	a close personal friend of a director, executive officer, control person of the Company or affiliate of the Company	☐

(E)	a close business associate of a director, executive officer, control person of the Company or affiliate of the Company	☐

(F)	an accredited investor	☐

(G)	a company, partnership or other entity of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs A to F	☐

(H)	a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs A to F	☐

2.	if the Optionee has checked box B, C, D, E, G or H in paragraph 1 above, the director, executive officer, founder or control person of the Company with whom the undersigned has the relationship is:

(Instructions to Optionee: fill in the name of each director, executive officer and control person which you have the above-mentioned relationship with.  If you have checked box G or H, also indicate which of A to F describes the securityholders, directors, trustees or beneficiaries which qualify you as box G or H and provide the names of those individuals.  Please attach a separate page if necessary).

3.
if the Optionee has ticked box F in Section 1 above, the Optionee satisfies one or more of the categories of “accredited investor” (as that term is defined in National Instrument 45-106) indicated below (please check the appropriate box):

☐
(a) an individual who either alone or with a spouse beneficially owns, directly or indirectly, financial assets (as defined in National Instrument 45-106) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000;

☐
(b) an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐	(c) an individual who, either alone or with a spouse, has net assets of at least $5,000,000; or

☐	(d) a person, other than an individual or investment fund, that had net assets of at least $5,000,000 as reflected on its most recently prepared financial statements.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ________ day of __________________, 2012.

If an Individual:	If a Corporation, Partnership or Other Entity:

Signature	Print or Type Name of Entity

Print or Type Name	Signature of Authorized Signatory

Type of Entity

EXHIBIT C

U.S. ACCREDITED INVESTOR QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Option Agreement.

This US Questionnaire is for use by the Optionee in connection with a grant of Options from Titan Iron Ore Corp. (the “Company”).  The purpose of this US Questionnaire is to assure the Company that the Optionee will meet the standards imposed by the Securities Act of 1933, as amended (the “1933 Act”) and the appropriate exemptions of applicable state securities laws.  The Company will rely on the information contained in this US Questionnaire for the purposes of such determination.  This US Questionnaire is not an offer of securities in any state other than those specifically authorized by the Company.

The Optionee covenants, represents and warrants to the Company that it satisfies one or more of the categories of “Accredited Investor”, as defined by Regulation D promulgated under the 1933 Act, as indicated below:  (Please initial in the space provide those categories, if any, of an “Accredited Investor” which the Optionee satisfies.)

Category 1
An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US $5,000,000.

Category 2	A natural person whose individual net worth, or joint net worth with that person's spouse, on the date of purchase exceeds US $1,000,000.

Category 3
A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

Category 4
A “bank” as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance corporation as defined in Section 2(13) of the 1933 Act; an investment corporation registered under the Investment Corporation Act of 1940 (United States) or a business development corporation as defined in Section 2(a)(48) of such Act; a Small Business Investment Corporation licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of US$5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance corporation or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors.

Category 5	A private business development corporation as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States).

Category 6	A director or executive officer of the Company.

Category 7
A trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act.

Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

Note that the Optionee claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Company with a balance sheet, prior years’ federal income tax returns or other appropriate documentation to verify and substantiate the Optionee’s status as an Accredited Investor.

If the Optionee is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

The Optionee hereby certifies that the information contained in this US Questionnaire is complete and accurate and the Optionee will notify the Company promptly of any change in any such information.  If this US Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Optionee represents that it has the authority to execute and deliver this US Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the undersigned has executed this US Questionnaire as of the ___ day of _______________, 2012.

If a Corporation, Partnership or Other Entity:	If an Individual:

Print of Type Name of Entity	Signature

Signature of Authorized Signatory	Print or Type Name

Type of Entity	Social Security/Tax I.D. No. (if applicable)